ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7th Floor, Nan Dao Commercial Building
359-361 Queen's Road Central
Hong Kong
Tel : 2851 7954
Fax: 2545 4086

ALBERT WONG
B.Soc., Sc., LL.B., P.C.LL., Barrister-at-law, C.P.A.(Practising).

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement on Form S-1 of our reports dated October 3, 2008, relating to the consolidated financial statements and related notes of Speedy Brilliant Group Limited, for the years ended December 31, 2007 and 2006.

Albert Wong & Co.
Hong Kong
October 3, 2008